Registered brands, trade names and logos are used. Even in particular cases, when they appear without a TM or ®, all corresponding legal rules and provisions apply. All rights are retained by Dentsply Sirona. Clinicians may have been compensated for use of their experiences and testimonials. Due to the different approval and registration times, not all technologies and products are immediately available in all countries. Please reach out to a local dealer or sales representative for more information. Patterson Dental and Dentsply Sirona Renew U.S. Dental Technology Distribution Partnership The renewed agreement marks a strategic step toward accelerating growth and expanding access to integrated, high-quality dental technology solutions that help dental professionals elevate patient care. CHARLOTTE, N.C., Jan. 14, 2026 – DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), the world’s largest diversified manufacturer of professional dental products and technologies, and Patterson Dental Holdings (“Patterson Dental”), a leading supplier of products and services to the dental and animal health end markets, today announced the renewal of their U.S. dental technology distribution agreement. This renewed partnership reflects both companies’ commitment to supporting dental professionals with advanced technologies and expert service while setting a clear focus on driving growth and innovation in the years ahead. A Partnership Focused on the Future Dentsply Sirona and Patterson Dental have worked together for decades to bring digital solutions to dental practices across the country. This renewed agreement underscores a shared determination to accelerate adoption of integrated technologies that help practices operate more efficiently and deliver better patient outcomes. As dentistry enters a new era of connected dentistry, the companies aim to strengthen access to a comprehensive ecosystem that links devices, software, and services—from scanning to design and manufacturing—creating opportunities for practices to enhance productivity and patient care. Impact for Dental Professionals Under the renewed agreement, Patterson Dental customers in the U.S. will continue to have access to Dentsply Sirona’s full portfolio of dental technology solutions, including the CEREC system, Primescan intraoral scanners, and Axeos and Orthophos imaging systems - all backed by expert service and support. Both companies see this as a strategic opportunity to reignite growth and help dental professionals succeed in a rapidly changing environment. “Renewing this agreement is about looking ahead,” said Aldo Denti, Executive Vice President, Chief Commercial Officer at Dentsply Sirona. “We value our relationship with Patterson Dental and are committed to working together to expand access to solutions that empower dental professionals to succeed.” “We’re excited to build on our long history of innovation with Dentsply Sirona,” said Patrik Eriksson, President of Patterson Dental. “Together, we’ll broaden access to solutions that accelerate practice growth and enable clinicians to deliver exceptional care.” About Dentsply Sirona

Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona is headquartered in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. About Patterson Companies Patterson Companies, Inc. connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services, and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain are equaled only by our dedicated, knowledgeable people who deliver unrivaled expertise and unmatched customer service and support. Learn more: pattersoncompanies.com, pattersondental.com Contact Information: Dentsply Sirona Press Contact: Marion Par-Weixlberger Vice President, Public Relations & Corporate Communications Publicrelations@dentsplysirona.com | www.dentsplysirona.com Patterson Companies Press Contact: Patrick Strait, APR Corporate Communications Manager patrick.strait@pattersoncompanies.com | www.pattersoncompanies.com Dentsply Sirona Investors: Wade Moody Senior Manager, Investor Relations Investorrelations@dentsplysirona.com